Exhibit 23.2

                      CONSENT OF SERCHUK AND ZELERMYER, LLP

The Board of Directors
Gouverneur Savings and Loan Association
Gouverneur, New York

Re: The Registration Statement on Form S-1 of Gouverneur Bancorp, Inc. ("Form S-1") and Application for Approval of a Minority Stock Issuance by a Savings Association Subsidiary of a Mutual Holding Company on Form MHC-2 ("Form "MHC-2") in connection with the reorganization of Gouverneur Savings and Loan Association to the mutual holding company form of organization

      We hereby consent to the reference to our firm under the headings "The Reorganization - Effects of Reorganization on Depositors and Borrowers - Tax Effects" and "Legal and Tax Opinions" in the prospectus which is part of the (i) Registration Statement on Form S-1 of Gouverneur Bancorp, Inc. filed with the Securities and Exchange Commission, and any amendments thereto, and (ii) Form MHC-2 filed with the Office of Thrift Supervision, and any amendments thereto.


                                              Very truly yours,


                                              /s/ SERCHUK & ZELERMEYER, LLP
                                              ----------------------------------
                                                  Serchuk & Zelermeyer, LLP


White Plains, New York
August 5, 1998